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                                                                    EXHIBIT 23.1



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated August 17, 1998 (except with respect to the matter discussed in Note 11, to which the date is September 25, 1998) included in Ross Systems, Inc.'s Form 10-K for the year ended June 30, 1998 and to all references to our Firm included in this registration statement.



                                                         /s/ ARTHUR ANDERSEN LLP



ARTHUR ANDERSEN LLP



Atlanta, Georgia
April 5, 1999